EXHIBIT 99.2

THE LACLEDE GROUP, INC.
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

The following Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”) give effect to the proposed acquisition by Laclede Gas Company, a wholly owned subsidiary of The Laclede Group, Inc. (“Laclede Group”) of Missouri Gas Energy (“MGE”). The pro forma financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of these pro forma financial statements.

The pro forma financial statements of Laclede Group and MGE have been derived from:

•	the audited financial statements of The Laclede Group, Inc. as of and for the year ended September 30, 2012 included in The Laclede Group, Inc.’s Form 10-K for the fiscal year then ended;

•
the financial statements of The Laclede Group, Inc. as of and for the nine months ended June 30, 2013 (unaudited) included in The Laclede Group, Inc.’s Form 10-Q for the quarterly period ended June 30, 2013;

•	the audited financial statements of MGE as of and for the period from March 26, 2012 to December 31, 2012, and the period from January 1, 2012 to March 25, 2012; and

•	the financial statements of MGE as of and for the nine months ended June 30, 2013 (unaudited)

Laclede Group’s acquisition of MGE (“MGE acquisition”) will be accounted for in accordance with the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Condensed Statements of Income (“pro forma statements of income”) for the year ended September 30, 2012 and nine months ended June 30, 2013 give effect to the MGE acquisition as if it were completed on October 1, 2011. The Unaudited Pro Forma Combined Condensed Balance Sheets (“pro forma balance sheets”) as of September 30, 2012 and June 30, 2013 give effect to the MGE acquisition as if it were completed on those respective dates. Due to the seasonal nature of the natural gas utility businesses, earnings are typically concentrated in the November through April period, which generally corresponds with the heating season. As such, the September 30, 2012 pro forma balance sheet has been included with the most recently completed period ending June 30, 2013 to provide an appropriate view of the seasonal working capital changes. These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Laclede Group’s fiscal year ends on September 30 whereas MGE’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of MGE for the three months ended December 31, 2012 are included in both the pro forma statements of income for the fiscal year ended September 30, 2012 and the nine months ended June 30, 2013. As such, additional financial information about MGE’s results for the three months ended December 31, 2012 is included in the accompanying notes.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede Group and MGE.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the MGE acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the MGE acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the MGE acquisition that have been incurred by Laclede Group and are included in its historical financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared in advance of the close of the MGE acquisition, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

Laclede Group’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the MGE acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements. Certain amounts in MGE’s historical balance sheets and statements of income have been reclassified to conform to Laclede Group’s presentation in these pro forma financial statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Statement of Income
For the Nine Months Ended June 30, 2013

	The Laclede Group, Inc.	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands, Except Per Share Amounts)

Operating Revenues:
Gas Utility	$735,726	$456,053	$—	$—		$1,191,779
Gas Marketing and Other	134,179	—	—	—		134,179
Total Operating Revenues	869,905	456,053	—	—		1,325,958
Operating Expenses:
Gas Utility
Natural and propane gas	410,189	272,259	—	—		682,448
Other operation and maintenance	123,245	82,465	—	—		205,710
Depreciation and amortization	33,742	22,709	—	—		56,451
Taxes, other than income taxes	49,525	36,223	—	—		85,748
Total Gas Utility Operating Expenses	616,701	413,656	—	—		1,030,357
Gas Marketing and Other	146,988	—	(7,196)	—	A	139,792
Total Operating Expenses	763,689	413,656	(7,196)	—		1,170,149
Operating Income	106,216	42,397	7,196	—		155,809
Other Income and (Income Deductions) - Net	2,024	122	—	—		2,146
Interest Charges	19,590	(245)	(1,308)	11,813	A, B	29,850
Income Before Income Taxes	88,650	42,764	8,504	(11,813)		128,105
Income Tax Expense	26,256	17,581	3,257	(4,524)	C	42,570
Net Income	$62,394	$25,183	$5,247	$(7,289)		$85,535

Weighted Average Number of Common Shares Outstanding:
Basic	23,634			8,795	(Notes 2 & 4)	32,429
Diluted	23,708			8,796	(Notes 2 & 4)	32,504

Basic Earnings Per Share of Common Stock	$2.62					$2.63
Diluted Earnings Per Share of Common Stock	$2.62					$2.62

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet
As of June 30, 2013

	The Laclede Group, Inc.	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

ASSETS
Utility Plant	$1,567,296	$665,575	$—	$—		$2,232,871
Less: Accumulated depreciation and amortization	484,380	27,977	—	—		512,357
Net Utility Plant	1,082,916	637,598	—	—		1,720,514
Goodwill	—	132,604	168,726	—	D	301,330
Other Property and Investments	59,229	3,334	—	—		62,563

Current Assets:
Cash and cash equivalents	556,489	8,065	(977,802)	445,300	E, F	32,052
Accounts receivable	141,181	54,524	—	—		195,705
Allowance for doubtful accounts	(9,024)	(1,300)	—	—		(10,324)
Delayed customer billings	11,319	—	—	—		11,319
Inventories	72,611	42,015	—	—		114,626
Natural gas receivable	24,304	—	—	—		24,304
Unamortized purchased gas adjustments	6,230	—	—	—		6,230
Deferred income taxes	2,888	—	—	—		2,888
Prepayments and other	35,391	483	—	—		35,874
Total Current Assets	841,389	103,787	(977,802)	445,300		412,674
Regulatory assets and other deferred charges	438,505	73,943	—	4,700	F	517,148
Total Assets	$2,422,039	$951,266	$(809,076)	$450,000		$3,014,229

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)
As of June 30, 2013

	The Laclede Group, Inc.	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$1,080,997	$620,391	$(626,128)	$—	G, H	$1,075,260
Long-term debt (less current portion)	464,444	—	—	450,000	F	914,444
Total Capitalization	1,545,441	620,391	(626,128)	450,000		1,989,704

Current Liabilities:
Accounts payable	104,862	26,138	—	—		131,000
Advance customer billings	—	1,626	—	—		1,626
Accrued liabilities and other	77,939	49,075	(10,189)	—	I	116,825
Total Current Liabilities	182,801	76,839	(10,189)	—		249,451

Deferred Credits and Other Liabilities:
Deferred income taxes	377,965	172,759	(172,759)	—	I	377,965
Pension and postretirement benefit costs	181,691	58,880	—	—		240,571
Regulatory liabilities	61,335	2,240	—	—		63,575
Asset retirement obligations and other	72,806	20,157	—	—		92,963
Total Deferred Credits and Other Liabilities	693,797	254,036	(172,759)	—		775,074
Total Capitalization and Liabilities	$2,422,039	$951,266	$(809,076)	$450,000		$3,014,229

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Statement of Income
For The Year Ended September 30, 2012

	The Laclede Group, Inc.	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands, Except Per Share Amounts)

Operating Revenues:
Gas Utility	$763,447	$452,327	$—	$—		$1,215,774
Gas Marketing and Other	362,028	—	—	—		362,028
Total Operating Revenues	1,125,475	452,327	—	—		1,577,802
Operating Expenses:
Gas Utility
Natural and propane gas	397,304	223,924	—	—		621,228
Other operation and maintenance	167,351	117,368	—	—		284,719
Depreciation and amortization	40,739	29,936	—	—		70,675
Taxes, other than income taxes	53,672	38,341	—	—		92,013
Total Utility Operating Expenses	659,066	409,569	—	—		1,068,635
Gas Marketing and Other	355,807	—	(200)	—	J	355,607
Total Operating Expenses	1,014,873	409,569	(200)	—		1,424,242
Operating Income	110,602	42,758	200	—		153,560
Other Income and (Income Deductions) - Net	3,272	(131)	—	—		3,141
Interest Charges	24,945	(243)	304	15,750	K, L	40,756
Income (Loss) Before Income Taxes	88,929	42,870	(104)	(15,750)		115,945
Income Tax Expense (Benefit)	26,289	19,532	(40)	(6,032)	M	39,749
Net Income	$62,640	$23,338	$(64)	$(9,718)		$76,196

Weighted Average Number of Common Shares Outstanding:
Basic	22,262			10,005	(Notes 2 & 4)	32,267
Diluted	22,340			10,005	(Notes 2 & 4)	32,345

Basic Earnings Per Share of Common Stock	$2.80					$2.35
Diluted Earnings Per Share of Common Stock	$2.79					$2.35

(1) Missouri Gas Energy amounts are for the fiscal year ended December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet
As of September 30, 2012

	The Laclede Group, Inc.	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

ASSETS
Utility Plant	$1,497,419	$654,105	$—	$—		$2,151,524
Less: Accumulated depreciation and amortization	478,120	15,793	—	—		493,913
Net Utility Plant	1,019,299	638,312	—	—		1,657,611
Goodwill	—	132,604	102,471	—	N	235,075
Other Property and Investments	56,814	3,334	—	—		60,148

Current Assets:
Cash and cash equivalents	27,457	16,641	(891,624)	872,323	O, R	24,797
Accounts receivable	141,547	103,079	—	—		244,626
Allowance for doubtful accounts	(7,705)	(500)	—	—		(8,205)
Inventories	106,472	52,863	—	—		159,335
Natural gas receivable	22,377	—	—	—		22,377
Unamortized purchased gas adjustments	40,674	—	—	—		40,674
Prepayments and other	12,194	1,437	—	—		13,631
Total Current Assets	343,016	173,520	(891,624)	872,323		497,235
Regulatory assets and other deferred charges	461,133	109,122	—	4,700	Q	574,955
Total Assets	$1,880,262	$1,056,892	$(789,153)	$877,023		$3,025,024

(1) Missouri Gas Energy amounts are as of December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)
As of September 30, 2012

	The Laclede Group, Inc.	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$601,611	$700,544	$(711,527)	$427,023	S, T, P	$1,017,651
Long-term debt (less current portion)	339,416	—	—	450,000	Q	789,416
Total Capitalization	941,027	700,544	(711,527)	877,023		1,807,067

Current Liabilities:
Notes payable	40,100	—	100,000	—	O	140,100
Accounts payable	89,503	32,154	—	—		121,657
Advance customer billings	25,146	23,536	—	—		48,682
Current portion of long-term debt	25,000	—	—	—		25,000
Accrued liabilities and other	72,375	50,397	(10,626)	—	U	112,146
Total Current Liabilities	252,124	106,087	89,374	—		447,585

Deferred Credits and Other Liabilities:
Deferred income taxes	355,509	167,000	(167,000)	—	U	355,509
Pension and postretirement benefit costs	196,558	64,389	—	—		260,947
Regulatory liabilities	59,432	2,289	—	—		61,721
Asset retirement obligations and other	75,612	16,583	—	—		92,195
Total Deferred Credits and Other Liabilities	687,111	250,261	(167,000)	—		770,372
Commitments and Contingencies
Total Capitalization and Liabilities	$1,880,262	$1,056,892	$(789,153)	$877,023		$3,025,024

(1) Missouri Gas Energy amounts are as of December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.    Description of the Transaction

On December 14, 2012, The Laclede Group, Inc. (“Laclede Group”) entered into purchase and sale agreements to acquire from Southern Union Company (“SUG”), an affiliate of Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P., substantially all of the assets (exclusive of cash and cash equivalents) and liabilities of SUG’s Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”). On January 11, 2013, Laclede Group assigned its agreement to acquire MGE for $975 million to Laclede Gas Company (“Laclede Gas”). On February 11, 2013, Laclede Group entered into an agreement with Algonquin Power & Utilities Corp. (“APUC”) that will allow an APUC subsidiary to acquire the rights to purchase the assets of NEG, subject to certain approvals and conditions. Under the terms of this agreement, Laclede Group will receive $11 million from APUC at closing. With the effect of the NEG proceeds, the adjusted purchase price is $964 million. As it is not probable that Laclede Group will own the NEG assets, they have been excluded from these Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”), except for the receipt of the proceeds noted above. On July 17, 2013, the Missouri Public Service Commission provided the necessary regulatory approvals for Laclede Gas’ acquisition of MGE. The NEG transaction remains contingent upon regulatory approval from public utility regulators in Massachusetts.

The agreements are subject to customary closing adjustments. As detailed in the MGE purchase and sale agreement, the MGE purchase price will be adjusted based upon MGE’s net assets on the date immediately prior to the closing date. This purchase price adjustment is to be determined and agreed to after closing, subject to a review period. Accordingly, no purchase price adjustment has been reflected in these pro forma financial statements.

2.    Financing of the Transaction

These pro forma financial statements reflect Laclede Group’s acquisition of MGE through a combination of the issuance of 10.0 million shares of common stock, which Laclede Group completed on May 29, 2013, the issuance by Laclede Gas of $450.0 million of first mortgage bonds, short-term borrowings, and available cash. Accordingly, pro forma weighted average shares outstanding were increased by 8.8 million shares and 10.0 million shares for the nine months ended June 30, 2013 and the year ended September 30, 2012, respectively, in the unaudited pro forma combined condensed statements of income.

3.    Adjustments to Pro Forma Financial Statements

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	factually supportable; and

•	with respect to the statements of income, expected to have a continuing impact on the combined results of Laclede Group and MGE.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the MGE acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the MGE acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the MGE acquisition that have been incurred by Laclede Group and are included in its historical financial statements.

The pro forma adjustments included in the pro forma financial statements are as follows:

Unaudited Pro Forma Combined Condensed Statement of Income for the Nine Months Ended June 30, 2013

(A)    Reflects adjustment to remove transaction costs incurred by Laclede Group through June 30, 2013 directly attributable to the MGE acquisition. Of these transaction costs, $1.3 million were classified as interest expense as this amount was incurred related to the bridge financing facility for the planned acquisition.

(B)    Reflects an increase in interest expense related to the issuance of $450.0 million of first mortgage bonds with an effective interest rate of 3.50% and 270 days outstanding. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.4 million for the nine-month period. The interest expense on these new bonds excludes the impact of interest rate hedge agreements.

(Dollar amounts in thousands)	Nine Months Ended June 30, 2013
Issuance of first mortgage bonds	450,000
Interest rate	3.50%
Pro forma interest expense (270 / 360 days)	$11,813

(C)    Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 38.3% for the period ended June 30, 2013. This estimated tax rate is different from Laclede Group’s effective tax rate for the period ended June 30, 2013, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 2013

(D)     Reflects the estimated purchase price (see Note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment that Laclede Gas operates under in Missouri. The following represents the excess of the purchase price over the fair value of the net assets acquired:

(Thousands)
Purchase price	$975,000
NEG Proceeds	(11,000)
Total purchase consideration	964,000
Less: book value of MGE net assets (excluding historical goodwill)	(487,787)
Less: MGE historical goodwill included in the MGE net assets	(132,604)
Excess consideration transferred over net book value of assets acquired (excluding historical goodwill)	343,609
Adjustments related to:
Pro forma adjustment for cash retained by sellers (see note (E))	8,065
Pro forma adjustment to deferred income tax liabilities (see note (I))	(182,948)
Pro forma adjustment to goodwill	168,726
MGE historical goodwill included in MGE net assets	132,604
Pro forma goodwill	$301,330

(E)     Reflects the net change to cash if the acquisition had occurred on June 30, 2013

(Thousands)
Purchase price	$(975,000)
NEG proceeds	11,000
Transaction expenses, net of tax benefit received (see note (H))	(5,737)
Net cash used	(969,737)
Less cash retained by sellers	(8,065)
Net change to cash	$(977,802)

The pro forma adjustment to cash and cash equivalents at June 30, 2013 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(F)     Reflects the net proceeds from the issuance of first mortgage bonds. Total debt issuance costs expected to be incurred are $4.7 million.

(Thousands)
Assumed debt proceeds	450,000
Debt issuance costs	(4,700)
Net proceeds received	$445,300

(G)    Reflects the elimination of MGE stockholders’ equity accounts of $620.4 million and the reduction in retained earnings described in note (H).

(H)     Reflects a reduction in retained earnings, which is a component of total common stock equity, for estimated remaining acquisition-related expenses of $9.3 million expected to be incurred, less the estimated tax benefit received of $3.6 million. During the nine months ended June 30, 2013, pre-tax acquisition-related expenses incurred by Laclede Group were $8.5 million (see note (A)).

(I)    Reflects a purchase accounting adjustment to reflect the elimination of MGE’s deferred tax liabilities.

Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended September 30, 2012

(J)    Reflects an adjustment to remove transaction costs incurred by Laclede Group through September 30, 2012 directly attributable to the acquisition.

(K)    Reflects an increase in interest expense related to the issuance of $100.0 million of short-term borrowings in the commercial paper market with an effective interest rate of 0.30%, inclusive of all fees. Interest is based on 365 days and a 360-day annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the twelve-month period.

(Dollar amounts in thousands)	Year Ended September 30, 2012
Issuance of short-term borrowings	$100,000
Interest rate	0.30%
Pro forma interest expense (365 / 360 days)	$304

(L)    Reflects an increase in interest expense related to the issuance of $450.0 million of first mortgage bonds with an effective interest rate of 3.50%. Interest is based on a twelve 30-day monthly periods and a 360-day annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.6 million for the twelve-month period. The interest expense on these new bonds excludes the impact of interest rate hedge agreements.

(Dollar amounts in thousands)	Year Ended September 30, 2012
Issuance of first mortgage bonds	$450,000
Interest rate	3.50%
Pro forma interest expense (360 / 360 days)	$15,750

(M)    Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 38.3% for the period ended September 30, 2012. This estimated tax rate is different from Laclede Group’s effective tax rate for the period ended September 30, 2012, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 2012

(N)     Reflects the estimated purchase price (see Note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment Laclede Gas operates under in Missouri. The following represents the excess of the purchase price over the fair value of the net assets acquired:

(Thousands)
Purchase price	$975,000
NEG Proceeds	(11,000)
Total purchase consideration	964,000
Less: net book value of MGE net assets (excluding historical goodwill)	(567,940)
Less: MGE historical goodwill included in the MGE net assets	(132,604)
Excess consideration transferred over net book value of assets acquired	263,456
Adjustments related to:
Pro forma adjustment for cash retained by sellers (See note (O))	16,641
Pro forma adjustment to deferred income tax liabilities (See note (U))	(177,626)
Pro forma adjustment to goodwill	102,471
Historical MGE goodwill included in MGE net assets	132,604
Pro forma goodwill	$235,075

(O)     Reflects the net change to cash if the acquisition had occurred on September 30, 2012:

(Thousands)
Purchase price	$(975,000)
NEG proceeds	11,000
Notes payable - short-term borrowings (see note (K))	100,000
Transaction expenses, net of tax benefit received (see note (T))	(10,983)
Net cash used	(874,983)
Less cash retained by sellers	(16,641)
Net change to cash	$(891,624)

The pro forma adjustment to cash and cash equivalents at September 30, 2012 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(P)    Reflects the issuance of 10.0 million shares of common stock for $445.2 million on May 29, 2013 with an offering price of $44.50 per share, less equity issuance costs consisting of underwriting, legal, and accounting fees of $18.2 million. The proceeds will be utilized to pay for the MGE acquisition.

(Thousands)
Equity proceeds	$445,223
Equity issuance costs	(18,200)
Net proceeds received	$427,023

(Q)     Reflects the net proceeds from the issuance of first mortgage bonds. Total debt issuance costs expected to be incurred are $4.7 million.

(Thousands)
Assumed debt proceeds	$450,000
Debt issuance costs	(4,700)
Net proceeds received	$445,300

(R)    Reflects the net proceeds of the debt and equity offerings.

(Thousands)
Assumed equity proceeds	$445,223
Equity issuance costs	(18,200)
Assumed debt proceeds	450,000
Debt issuance costs	(4,700)
Net proceeds received	$872,323

(S)    Reflects the elimination of MGE stockholders’ equity accounts of $700.5 million and the reduction in retained earnings described in note (T).

(T)    Reflects a reduction in retained earnings, which is a component of total common stock equity, for total estimated remaining acquisition-related expenses of $17.8 million expected to be incurred, less the estimated tax benefit received of $6.8 million. As of September 30, 2012, $0.2 million of pre-tax acquisition-related transaction expenses had been incurred.

(U)    Reflects a purchase accounting adjustment to reflect the elimination of MGE’s deferred tax liabilities.

4.    Earnings per Share

The pro forma earnings per share calculations for the nine months ended June 30, 2013 and the year ended September 30, 2012 include the full impact of the 10.0 million shares issued in Laclede Group’s May 2013 common stock by assuming these shares were outstanding for the entire nine-month and twelve-month periods, respectively. For the nine months ended June 30, 2013, the historical weighted average shares outstanding include the effect of the May 2013 equity offering for the portion of the period these additional shares were actually outstanding. Accordingly, the pro forma adjustment to the weighted average shares for this period represents the incremental shares necessary to reflect the additional shares being outstanding for the entire period.

5.    Missouri Gas Energy Financial Information for the Three Months Ended December 31, 2012 (Unaudited)

Laclede Group’s fiscal year ends on September 30 whereas MGE’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of MGE for the three months ended December 31, 2012 are included in both the Unaudited Pro Forma Combined Condensed Statements of Income for the fiscal year ended September 30, 2012 and the nine months ended June 30, 2013. Additional financial information about MGE’s results for the three months ended December 31, 2012 is presented below. There were no unusual charges or adjustments recorded by MGE during this period.

(Thousands)
Operating Revenues	$143,025
Operating Income	16,485
Net Income	9,122